UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2026

UNITED HOMES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

917 Chapin Road Chapin, South Carolina	29036
(Address of principal executive offices)	(Zip Code)
(844) 766-4663
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, par value $0.0001 per share	UHG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A Common Share for $11.50 per share	UHGWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
WF Credit Facility Amendment
On March 31, 2026 (the “Fifth Amendment Effective Date”), United Homes Group, Inc. (the “Company”) entered into the Fifth Amendment to the Second Amended and Restated Credit Agreement and Omnibus Amendment to Loan Documents (the “Fifth Amendment”), amending the Second Amended and Restated Credit Agreement (as amended, the “WF Credit Agreement”) by and among the Company, Great Southern Homes, Inc., a South Carolina corporation and a wholly-owned subsidiary of the Company (“GSH”), Rosewood Communities, Inc., a South Carolina corporation and a wholly-owned subsidiary of the Company (“Rosewood”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), Wells Fargo Securities, LLC, as the sole Lead Arranger and sole Bookrunner, and the lenders party thereto (the “Lenders”). Capitalized terms used and not otherwise defined herein have the meanings given in the WF Credit Agreement and the Fifth Amendment.
The Fifth Amendment waives (i) the Debt Service Coverage Ratio requirement and (ii) the Leverage Ratio requirement, each from the date of the Fifth Amendment until the earlier to occur of (1) May 31, 2026 (the “Outside Date”), if the Company’s pending merger with Stanley Martin Homes, LLC (the “Merger”) has not occurred on or prior to the Outside Date or (2) an Event of Default that is unrelated to the Debt Service Coverage Ratio requirement or the Leverage Ratio requirement, respectively. In addition, the Fifth Amendment requires that, if the Merger has not closed by the Outside Date, the Borrower shall have 60 days from the earlier to occur of (y) the Outside Date and (z) the date Borrower receives notice from the buyer that the Merger will not occur, to refinance the Credit Facility and repay the Obligations in full.
The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Kennedy Lewis Credit Facility Amendment
On March 31, 2026 (the “KL Second Amendment Effective Date”), the Company entered into the Second Amendment to Credit Agreement (the “KL Second Amendment”), amending the Credit Agreement (as amended, the “KL Credit Agreement”) by and among the Company, GSH, the financial institutions from time to time a party thereto (collectively, the “KL Lenders”), and Kennedy Lewis Agency Partners LLC, as administrative agent (the “KL Administrative Agent”; the KL Administrative Agent and the other Lenders are referred to herein collectively as the “KL Lender Parties”). Capitalized terms used and not otherwise defined herein have the meanings given in the KL Credit Agreement and the KL Second Amendment.
The KL Second Amendment waives (i) the Debt Service Coverage Ratio requirement and (ii) the Leverage Ratio requirement, each for the period from January 1, 2026 through and including the fiscal quarter ending on or prior to March 31, 2026. In addition, the KL Second Amendment requires that, if the Merger has not closed by the Outside Date, the Borrower shall have 60 days from the earlier to occur of (y) the Outside Date and (z) the date Borrower receives notice from the buyer that the Merger will not occur, to refinance the Credit Facility and repay the Obligations in full.
The foregoing description of the KL Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the KL Second Amendment which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description
10.1
Fifth Amendment to the Second Amended and Restated Credit Agreement and Omnibus Amendment to Loan Documents, dated as of March 31, 2026, among United Homes Group, Inc., Great Southern Homes, Inc., Rosewood Communities, Inc., Wells Fargo Bank, National Association, and the lenders party thereto

10.2*	Second Amendment to the Credit Agreement, dated as of March 31, 2026, among United Homes Group, Inc., Great Southern Homes, Inc., Kennedy Lewis Agency Partners, LLC, and the lenders party thereto
104	Cover page interactive data file (embedded within the Inline XBRL document)
* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 3, 2026

United Homes Group, Inc.

By:	/s/ Keith Feldman
Name:	Keith Feldman
Title:	Chief Financial Officer